EXHIBIT 10.23

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Option and Licence Agreement

between

Atugen AG, a company incorporated under the laws of Germany, whose registered office is at Robert-Rössle-Str. 10, D13125 Berlin, Germany of the first Part;

(hereinafter referred to as “Atugen”),

and

Quark Biotech, Inc., a private limited company incorporated under the laws of California whose principal office is at 6540 Kaiser Drive, Fremont CA 94555, U.S.A. and QBI Enterprises Ltd., a private company incorporated under the laws of the State of Israel whose principal office is at Weizmann Science Park, P.O. box 4071, Nes Ziona  70400, ISRAEL, of the second Part (together hereinafter referred to as “QBI”)

of

xx March 2005

WHEREAS

A.                         Atugen has established proprietary technology and patent rights related to the development and manufacture of siRNA molecules (atuRNAi™) potentially silencing any gene in any species and has prepared or will prepare liposome-based formulations (atuFect) as inhibitors for specific molecular drug targets (atuRNAi) and has filed patent applications for these technologies (Atugen IP) as listed in Annex 1 to this Agreement; and

B.                           QBI owns patent rights and know-how directed to the structure and function of five genes and its role in diseases (QBI Targets) as listed in the Annex 2 to this Agreement; and

C.                       QBI wishes to obtain a licence under Atugen IP in the event that the evaluation of the specific atuRNAi against QBI Targets shows positive results and that QBI wishes to implement a drug development project based on the specific atuRNAi inhibiting a QBI Target; and

D.                      Atugen is prepared to develop and supply QBI with five atuRNAis inhibiting specific QBI Targets, to provide to QBI certain appertaining research and development services as hereinafter defined and to grant QBI options for non-exclusive licences under Atugen IP;

NOW, THEREFORE, it is agreed as follows:

1.             Definitions

As used herein, capitalised terms shall have the respective meaning set forth below:

1.1                                 “Affiliate” means any enterprise which controls, is controlled by, or is under common control with, such party as long as such control exists. For the purpose of the preceding sentence, the word “control” means the ownership of at least 50% of the outstanding voting stock of such enterprise or, a comparable equity interest in any other type of entity.

1.2                                 “Atugen IP” means the Atugen patents and patent applications as of the date of this Agreement as identified in Annex 1. For the purposes of this Agreement “Atugen Patent” shall be considered to be an issued patent if issued to Atugen in the US or the European Union (European Patent) and having valid claims which claims would otherwise be infringed by the QBI Product.

1.3                                 “atuRNAi(s)” shall mean the siRNAs developed by or for Atugen and supplied to QBI under this Agreement as potential inhibitors of certain molecular drug targets for therapeutic intervention.

1.4                                 “Clinical Development” means the trials conducted in human subjects to determine the safety, efficacy and pharmacokinetics of a compound as required by the US FDA. Clinical Development includes Phase I, Phase II, Phase III (and IV if

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required), and the New Drug Application (NDA) for Regulatory Approval by the FDA .

1.5                                 “Evaluation” means those in vivo animal studies testing the efficacy and safety of a Product candidate in a disease model that a Party developing such Product deems necessary and sufficient to proceed to Formal Preclinical Development stage of the Product towards filing of an IND.

1.6                                 “First Commercial Sale” means the first sale to a third party in an arm’s length transaction for use or consumption in such country after required Regulatory Approval has been granted by the relevant regulatory authority in such country.

1.7                                 “Formal Preclinical Development” means the aggregate of in vitro and in vivo studies required by the US FDA to determine the potential risk a compound poses to man and the environment, necessary and sufficient for an IND approval.

1.8                                 “IMPD” means an Investigational Medical Product Development filed with the EMEA in Europe.

1.9                                 “IND” means an Investigational New Drug application filed with the FDA in the USA for a Product in order to obtain approval for the commencement of clinical trials.

1.10                           “Major Country” shall mean any of: [ * ].

1.11                           “Net Sales” shall mean the aggregate gross sales of any Product invoiced to third parties in an arm’s length transaction by QBI or their Affiliates, less the following deductions (to the extent that such deductions are actually shown on the relevant invoices to third-party customers):

(a)          any tax, duty or other governmental charge on the import or export, sale or use of any royalty-bearing Product (not including franchise tax or income tax); and

(b)         actual costs of transportation and insurance if invoiced to the customer; and

(c)          [ * ] deduction of [ * ] of the price invoiced for Products to cover all the usual sales expenses such as charges or allowances given or normal trade discounts allowed or commissions paid in lieu of trade discounts as well as credits or allowances given or made on account of return or rejection of any royalty-bearing Product;

1.12                           “Patent Rights” shall mean any and all (a) patents, (b) pending patent applications, including, without limitation, all provisional applications, continuations, continuations-in-part, divisions, reissues, renewals, and all patents granted thereon, and (c) all patents-of-addition, reissue patents, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof.

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1.13                           “Products” means RNAi products that are (i) based on the Atugen IP or discovered, developed or produced using the Atugen IP, and (ii) are based on the QBI IP and directed to QBI Target.

1.14                           “QBI IP” means the present and future Patent Rights and Know-How owned by QBI and directed to the [ * ] to the QBI Target genes and methods of treatment of diseases using these, including but not limited to rights to patents and patent applications listed in Annex 2.

1.15                           “QBI Products” means Products and Drug Products for the treatment of human diseases covered by QBI IP.

1.16                           “QBI Targets” shall mean the genes covered by QBI IP listed in Annex 2 to this Agreement.

1.17                           “Regulatory Approval” shall mean any and all NDA (New Drug Approval), MAA (Marketing Authorization Application) approvals or post-MAA approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity necessary for the development, manufacture, use, storage, import, transport, promotion, marketing and sale of a product in a country.

1.18                           “Sublicense Revenues” shall mean all revenues from any royalties or similar payments that QBI or an Affiliate of QBI receives from a sub-licensee on account of sales of Products by such sub-licensee or its sub-licensee, including, but not limited to, down-payments, milestone payments and royalties.

1.19                           “Territory” shall mean any of the (i) USA, (ii) a Major Country) and (iii) Japan.

1.20                           “Valid Patent Claim” shall mean: (i) a claim under an issued and unexpired patent which has not been revoked, held unenforceable or invalidated by a decision of a court or other governmental agency of competent jurisdiction, is unappealable or for which an appeal has not been filed within the time allowed for appeal and which has not been discharged, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (ii) a claim in a pending patent application, which application: (a) is under active prosecution; or (b) for which formal examination has been requested; or (c) is a provisional application, the benefit of which can be claimed in a non-provisional application.

2.                       Evaluation Stage

2.1                                 In the initial stage of the Agreement Atugen agrees to provide QBI certain services and to supply specific atuRNAis and liposomal transfection reagents for five (5) defined QBI Targets for Evaluation.

2.2                                 Four of these QBI Targets have been defined in Annex 2 to this Agreement. QBI shall have the right to select the fifth QBI Target to be included in this Agreement

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and such target shall be added to Annex 2 unless it would violate Atugen’s existing contractual obligations to third parties existing at the time of notification by QBI of its target selection, in which event BI shall be entitled to select another target that does not conflict with such contractual obligations of Atugen.

2.3                                 Furthermore, Atugen understands that QBI might wish to obtain licences under Atugen IP for additional genes in which QBI has an intellectual property position and agrees, when requested by QBI, to consider such request and negotiate in good faith the inclusion of such additional genes as QBI Targets at terms and conditions to be discussed, provided [ * ].

2.4                                 Any atuRNAi supplied by Atugen to QBI during the Evaluation stage will be used by QBI solely for conducting research and evaluation studies including in vivo studies in animals for the purpose of obtaining proof of concept under the QBI IP. QBI is specifically not authorized to and is forbidden from: (i) reselling, transferring or distributing the material either as a stand- alone product or as a component of another product, (ii) using the material for diagnostic or therapeutic purposes. With respect to research use, QBI will be permitted to transfer material to a bona fide third party performing contracted research and consulting services for QBI, or an alternative supplier in accordance with the provisions of Sections 2.8 and 2.9 below, provided that the third party performing such services is bound by limited use obligations consistent with this Agreement.

2.5                                 QBI agrees to use [ * ] to enter into an appropriate R&D Program for evaluation of the atuRNAis supplied by Atugen, and to report and to make available to Atugen all the findings, results and data obtained in the evaluation and R&D Program.

2.6                                 Any improvements to Atugen technology, as defined by Atugen IP, resulting from the QBI R&D Programs shall be owned by Atugen with the right to apply for patents in its name and at its own expense and such results, data and improvements shall be a partial compensation for the rights granted by Atugen to QBI under this Agreement.

QBI shall own all other results, data and intellectual property obtained by QBI in the QBI R&D Programs. QBI shall have the right to use such results for any purpose in its discretion and shall have the right to file patents for such results in its name and at its own expense.

2.7                                 In consideration of the right to evaluate the atuRNAis inhibiting the QBI Targets and the right to obtain options for licences under Atugen IP as hereinafter specified, QBI agrees to pay to Atugen upon the non-refundable sum of [ * ] one half of which shall be creditable against the option fee for the first QBI Target selected by QBI according to section 3 below.

Within [ * ] from receipt by Atugen of such payment, Atugen shall deliver to QBI the atuRNAis that have been ordered and synthesized to date.

2.8                                 For the quantities of atuRNAi required for the Evaluation and further development the Parties agree upon preliminary target prices as follows:

•                                Initial quantity of [ * ] atuRNAi [ * ]

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•                                Quantity of [ * ] atuRNAi [ * ]

•                                Quantity of [ * ] atuRNAi [ * ]

•                                Quantity of [ * ] atuRNAi [ * ]

The prices for liposomal transfection reagents shall be determined separately.

Atugen agrees to use [ * ] to supply the atuRNAi for quantities of [ * ] at the target prices and to inform QBI after synthesis of the initial quantity of [ * ] whether these price levels may be kept. In the event that the cost of synthesis of specific atuRNAi sequences of quantities of [ * ] should be higher, QBI shall have the right to (i) select a different siRNA for the same target which might be synthesized at a lower cost, or (ii) source the same RNAi from an alternative supplier, provided that such alternative supplier is able to synthesize the siRNA [ * ] required by QBI.

2.9                                 Atugen agrees to use its commercially reasonable efforts to supply or have supplied any specific QBI order for quantities of [ * ] of atuRNAi in accordance with the specifications and quality requirements of QBI and within [ * ] of the receipt by Atugen of QBI’s order therefor and any specific order for quantities of [ * ] of atuRNAi within [ * ] on receipt by Atugen of QBI’s order therefor. Atugen will inform QBI as soon as possible of any potential delay of delivery, and QBI shall be entitled to source the atuRNAi from an alternative supplier provided that such alternative supplier is able to [ * ] required by QBI.

2.10                           Atugen agrees to render to QBI upon QBI’s request certain development services such as the optimisation of cell lines and the screening of siRNA molecules.

2.11                           QBI agrees to compensate Atugen for such services with fees as follows:

•                  For the [ * ] a monthly FTE rate of [ * ]

•                  For the [ * ] a fee of [ * ]

•                  For the [ * ] a fee of [ * ]

Fees for other services mutually agreed upon shall be determined in good faith by the Parties.

3.             Option

3.1                                Grant

Atugen hereby grants QBI the right to request from Atugen for each of the QBI Targets an option on a non-exclusive and worldwide licence for Atugen IP with the right to sub-license at terms consistent with this Agreement to evaluate, develop and commercialise therapeutic atuRNAis inhibiting the specific QBI Target agreed upon (the “QBI Option”) at the terms and conditions hereinafter specified.

3.2                                 It is understood by the Parties that a QBI Option will be separately granted by Atugen for each QBI Target under the conditions specified below but does not include the QBI Target RTP 801 covered by a separate agreement between the Parties.

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3.3                                 Option Period

QBI shall be entitled to obtain the option for each QBI Targetupon achieving proof of concept [ * ] for the specific QBI Target to QBI’s satisfaction, however, not later than (i) [ * ] from the date of the [ * ] delivery of a quantity of more than [ * ] of atuRNAi required by QBI to allow the achievement of proof of concept [ * ] (the “POC Quantity”), or (ii) [ * ] from the date of the delivery by Atugen of the [ * ] quantity of the respective atuRNAi ordered by QBI (“First Delivery”)  in the event that QBI does not order the POC Quantity within [ * ].

3.4                                 The request for any such option shall be made by QBI in writing (the “QBI Option Notice”).

3.5                                 Each QBI Option is granted to QBI for the period starting from achieving proof of concept [ * ] or the date specified in section 3.3 above until thirty days after obtaining an IND or any similar approval by the health authorities (IMPD) allowing clinical phase I trials required by the EMEA or FDA as prerequisite of a drug approval for a product developed by QBI hereunder inhibiting a QBI Target (a “QBI Product”), or until twenty-four (24) months after delivery by QBI to Atugen of the relevant QBI Option Notice, whichever is earlier (the “Option Period”), and shall automatically expire thereafter unless QBI has exercised the option by delivery to Atugen of written notice thereof.

3.6                                 Diligence

During the option period QBI shall diligently pursue the development of the specific atuRNAi under the QBI Option and agrees to submit quarterly reports and a final report on the results.

3.7           Option Fees

For each single QBI Option requested by QBI and granted by Atugen for the option period, QBI agrees to pay Atugen a non-refundable option fee as follows:

3.7.1                        [ * ] if at the time the QBI Option is granted [ * ], a sum which shall be increased to

3.7.2                        [ * ] if (i) [ * ] at the time the relevant QBI Option is granted or (ii) if [ * ] but prior to [ * ] with respect to the relevant QBI Target. The difference due according to 3.7.2 (ii) shall be [ * ] from receipt by QBI of Atugen’s notice of [ * ]..

The option fee shall be payable within [ * ] from delivery of the respective QBI Option Notice.

3.8           Exercise of the QBI Options

3.8.1                        QBI can exercise each of the QBI Options granted hereunder at any time during the Option Period. The exercise of the QBI Option is contingent upon payment of the exercise fee of:

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3.8.2                         [ * ] if at the time the relevant QBI Option is exercised [ * ], a sum which shall be increased to

3.8.3                         [ * ] if (i) [ * ] at the time the relevant QBI Option is exercised or (ii) if [ * ] but prior to [ * ] with respect to the relevant QBI Target. The difference due according to 3.8.3.(ii) shall be [ * ] from receipt by QBI of Atugen’s notice of [ * ].

3.9           Development Plan / Milestones

QBI agrees to submit to Atugen QBI’s development plan describing QBI’s best estimate of the time schedule for reaching the following milestones: [ * ].

4.             License

Upon exercise of each specific option in accordance with section 3.8 above Atugen shall grant a non-exclusive license under Atugen IP in accordance with the terms and conditions specified below:

4.1           Grant

Atugen agrees to grant to QBI a non-exclusive and worldwide license with the right to sub-license at terms and conditions consistent with this Agreement under the Atugen IP and the know-how relating to the atuRNAi(s) to research, develop, have developed, manufacture, have manufactured, market and sell QBI Products.

4.2           Diligence

QBI undertakes to diligently pursue the development work in accordance with the QBI Plan.

4.3                                 Milestone Payments

4.3.1                        As long as [ * ], QBI agrees to make the milestone payments set forth below for the first indication of a QBI Product to reach such milestone with respect to each QBI Target :

4.3.1.1               [ * ]

4.3.1.2               [ * ]

4.3.1.3               [ * ]

4.3.2                        If [ * ] by the time any milestone payments defined in 4.3.1.1 through 4.3.1.3 are due, the amounts specified as milestone payments on such date shall be [ * ].

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4.3.3                      For the removal of doubt, it is clarified that these milestone payments are payable once only for each QBI Product, and only for the first indication of a QBI Product developed for each QBI Target that achieves the relevant milestone.

Milestone payments 4.3.1.2 and 4.3.1.3 are payable for [ * ], to a maximum amount payable per milestone of [ * ] if the Atugen IP has issued.

4.4   Royalties

4.4.1                         Should any QBI Product covered by this license be marketed by QBI or by any of its Affiliates and as long as [ * ], QBI agrees to pay to Atugen on Net Sales of any QBI Product covered by this license, royalties as follows:

•                  [ * ] for the first [ * ] of annual Net Sales;

•                  [ * ] for the next [ * ] of annual Net Sales; and

•                  [ * ] for all annual Net Sales above [ * ]

4.4.2                                            As soon as [ * ] the royalty rates specified shall [ * ] with respect to sales in that part of the Territory [ * ].

4.4.3                                            [ * ]

4.5                                                     Sub-Licence Revenues

In the event of sub-licensing of a specific QBI Product by QBI in the Territory or country within a Territory, QBI agrees to pay to Atugen in lieu of all payments to be made hereunder after such sub-licence in respect to such QBI Product and Territory or country within a Territory, a share of all Sub-Licence Revenues received by QBI from such sub-licence. This share of the Sub-Licence Revenues shall depend on the status of the development of the respective QBI Product at the time of the grant of the sub-licence as follows:

4.5.1                                            [ * ] of the Sub-License Revenues if the sub-licensing to a third party happens prior to [ * ];

4.5.2                                            [ * ] of the Sub-License Revenues, if the sub-licensing to a third party happens after [ * ].

4.6                  Supplies of Materials

In order to guarantee a continuous supply of GMP quality atuRNAis used by QBI in development of QBI Products, Atugen shall provide manufacturing information to a third party GMP producer selected by QBI to supply all of QBI’s or its sub-licensee’s requirements of the specific atuRNAi.

In the event the Atugen Patent is finally rejected in any Territory and such rejection is not appealed or appealable by Atugen, QBI shall have the right to forthwith terminate the license agreement in such Territory.

5.                                                                       Atugen Options

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5.1                                                                 In consideration of the rights granted under the Licence Agreement QBI agrees to grant to Atugen [ * ] licence [ * ] to any improvement of the atuRNAi and liposome formulation technology, in accordance with section 2.6 above.

5.2                                                                 Atugen shall have, furthermore, the option to enter into an agreement with QBI related to the joint development for oncology applications of atuRNAi inhibiting the QBI Targets being subject matter of this Agreement with worldwide licences and with the right to sub-license. QBI agrees that such negotiations shall be held in good faith along the lines of the terms and principles outlined in the 801-Agreement between the parties hereto e.g. time periods and percentages [ * ] of the development of the respective QBI project at the time of the request for negotiations. For the avoidance of doubt it is clarified that therapeutic products related to the treatment of side effects of radiology, chemotherapy or other forms of treatment of cancer, are not oncology applications and are not subject to such option.

6.             Liability / Disclaimer

All materials and information are provided on an “as is” basis, and the parties expressly disclaim all implied warranties, including without limitation any warranty of non-infringement, any obligation to defend any action or suit brought by any third party, and any warranty with respect to quality of the results, and fitness of the results for any particular purpose.

Neither party shall be liable for any damages caused by simple negligence of any of its officers; employees or subcontractors except for negligence in the performance of essential obligations of this agreement.

Each party expressly disclaims any warranty that the results will not be subject to prior rights, including patents, of any other entity including that party itself or entities related thereto, nor that another party, including the party itself or an entity related thereto, is not researching the same genomic, expressed and/or protein sequence data or has not reached the same results, whether through analyses performed by the party, through use of the party’s databases and software or otherwise.

7.                                     Miscellaneous Provisions

7.1          Assignment

Neither Party shall be entitled to assign its rights hereunder without the express written consent of the other Party hereto, except that both QBI and Atugen may otherwise assign their respective rights and transfer their respective duties hereunder to any assignee of all or substantially all of their respective businesses (or that portion thereof to which this Agreement relates) or in the event of their respective merger or consolidation or similar transaction. No assignment and transfer shall be valid or effective unless and until the assignee/transferee shall

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agree in writing to be bound by the provisions of this Agreement in which case the Agreement will inure to the benefit of such successors and assigns.

7.2           Further Actions

Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

7.3                                 Use of Name

Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name or trademark of the other Party for any purpose in connection with the performance of this Agreement.

7.4                                 Public Announcements

Except as required by law (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission, Nasdaq or any other stock exchange, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld. It shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s confidential information. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other PARTY a reasonable opportunity to review and comment upon the proposed text.

7.5           Waiver

A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either PARTY.

7.6           Severability

When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement and the parties shall negotiate, in good faith, a new provision which will, as closely as possible, carry out the intentions of the parties provided for in the invalidated provision. In the event that any invalidated or prohibited provision materially affects the rights and

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obligations of a Party and the Parties fail to agree to a new provision, the Party thus affected shall have the right to terminate this Agreement by written notice to the other Party.

7.7           Amendment

No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

7.8           Entire Agreement

This Agreement, together with the Annexes hereto, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

7.9           Parties in Interest

All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

7.10         Descriptive Headings

The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

8.             Law and Venue

8.1                                 This Agreement shall be construed in accordance with the Laws of Switzerland.

8.2                                 The parties agree to submit any dispute, controversy or claim arising out of or relating to this Agreement to arbitration to be held in the English language in accordance with the rules of conciliation and arbitration of the International Chamber of Commerce to the exclusion of all other jurisdiction. Arbitration shall be held in Zurich, Switzerland, in the English language.

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QBI		Atugen AG
Quark Biotech Inc./
QBI Enterprises Ltd.

By	/s/ Daniel Zurr	By	/s/ T. Christely , /s/ P. Buckel
Name	Daniel Zurr	Name	T. Christely , P. Buckel
Title	CEO	Title	COO/CFO, CEO
Date	April 18, 2005	Date	April 19, 2005

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Annex 1

1.               [ * ]

2.               [ * ]

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